Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(10,939,550)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,962,220)
Dividend Income	4,061
Interest Income	4,831
ETF Transaction Fees	1,750
Total Income (Loss)	$(12,891,128)

Expenses
General Partner Management Fees	$170,289
Professional Fees	21,636
Brokerage Commissions	20,471
Directors' Fees and insurance	7,428
SEC & FINRA Registration Expense	22,010
Total Expenses	$241,834
Net Income (Loss)	$(13,132,962)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/21	$289,944,537
Additions (350,000 Shares)	6,443,070
Withdrawals (1,200,000 Shares)	(22,203,645)
Net Income (Loss)	(13,132,962)

Net Asset Value End of Month	$261,051,000
Net Asset Value Per Share (13,950,000 Shares)	$18.71

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596